UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 26, 2007

(Date of earliest event reported)

SATELLITE NEWSPAPERS CORP.

(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-26607 --------------------------------	88-0390828 --------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bank of America Building

980 Post Road East

Westport, Connecticut 06880

(Address of principal executive offices) (Zip Code)

(203) 222-9333

(Registrant’s telephone no., including area code)

-------------------------------------

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As noted in the Registrant’s prior public filings with the SEC under Legal Proceedings, On May 2004, Fred De Vries and Renato Mariani (hereinafter “DeVries and Mariani”) filed suit in the Fifteenth Judicial Circuit Court located in Palm Beach County, Florida, claiming breach of employment agreements against the Company and against the Company’s CEO claiming fraud. The parties were seeking monies and benefits owed in connection with their employment agreements as well as other damages.

On March 19th, 2007 the Registrant entered into a written Settlement and Release Agreement with DeVries and Mariani whereby in consideration of payment by the Registrant to DeVries and Mariani the combined sum of One Hundred Fifty Thousand ($150,000.00) U.S. Dollars, DeVries and Mariani agreed to accept said payment and upon receiving full payment from the Registrant, to release and discharge the Registrant and all current and former principals, officers, agents, attorneys, employees, heirs, administrators, executors, successors or assigns and/or representatives of the Registrant, from any and all judgments, agreements, claims, demands, claims of action, known or unknown, which DeVries and/or Mariani may claim against the Registrant including but not limited to the One Million Four Hundred Forty Thousand ($1,440,000.00) U.S. Dollars outstanding judgment in the Fifteenth Judicial Circuit Court located in Palm Beach County, Florida, claiming breach of employment agreements against Satellite and against the Company’s CEO claiming fraud.

The Registrant paid to DeVries and Mariani Seventy Five Thousand ($75,000.00) U.S. Dollars and has agreed that it will bank wire to DeVries and Mariani on or before 4:00PM eastern standard time on Tuesday, the 19th day of July, 2007 the remaining Seventy Five Thousand ($75,000.00) U.S. Dollars of the total combined sum of One Hundred Fifty Thousand ($150,000.00) U.S. Dollars.

The Agreement states that until Registrant bank wires to DeVries and Mariani the entire funds in the sum of One Hundred Fifty Thousand ($150,000.00) U.S. Dollars, and said funds are received by Attorney Malard, and said funds are paid in full on or before 4:00PM eastern standard time on Tuesday, the 19th day of July, 2007, DeVries and Mariani do not release or discharge the Registrant from any judgments against the Registrant.

The Agreement further states that in the event the Registrant does not bank wires to DeVries and Mariani the entire funds in the sum of One Hundred Fifty Thousand ($150,000.00) U.S. Dollars by the due date, the Agreement becomes null and void and DeVries and Mariani can keep any and all monies paid to date on account of the agreement as their liquidated damages.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATELLITE NEWSPAPERS CORP.

(Registrant)

Date: March 26, 2007	By: /s/ ROY PICENI

Roy Piceni

Chief Executive Officer

(Duly Authorized Officer)